Exhibit 21.1

List of Subsidiaries of Spanish Broadcasting System, Inc.

Subsidiary Name	State of Incorporation
Alarcon Holdings, Inc.	New York
Broadspan Music Holdings, Inc.	Delaware
Broadspan Music, Inc.	Delaware
Gabriel Productions, LLC	Delaware
Gabriel Series I, LLC	Delaware
JuJu Media, Inc.	New York
KLAX Licensing, Inc.	Delaware
KLEY Licensing, Inc.	Delaware
KPTI Licensing, Inc.	Delaware
KRZZ Licensing, LLC	Delaware
KSAH Licensing, Inc.	Delaware
KTBU Licensing, Inc.	Texas
KXOL Licensing, Inc.	Delaware
KZAB Licensing, Inc.	Delaware
KZBA Licensing, Inc.	Delaware
Mega Media Holdings, Inc.	Delaware
Megafilms, Inc.	Delaware
Megaflix, Inc.	Delaware
Megaholdings, Inc.	Delaware
Megapics, Inc.	Delaware
SBS Bay Area, LLC	Delaware
SBS Funding, Inc.	Delaware
SBS Miami Broadcast Center, Inc.	Delaware
SBS of Greater New York, Inc.	New York
SBS Promotions, Inc.	New York
Spanish Broadcasting System Finance Corporation	Delaware
Spanish Broadcasting System Holding Company, Inc.	Puerto Rico
Spanish Broadcasting System Inc. (NJ)	New Jersey
Spanish Broadcasting System Network, Inc.	New York
Spanish Broadcasting System of California, Inc.	California
Spanish Broadcasting System of Florida, Inc.	Florida
Spanish Broadcasting System of Greater Miami, Inc.	Delaware
Spanish Broadcasting System of Illinois, Inc.	Delaware
Spanish Broadcasting System of Puerto Rico, Inc.	Delaware
Spanish Broadcasting System of Puerto Rico, Inc.	Puerto Rico
Spanish Broadcasting System of San Antonio, Inc.	Delaware
Spanish Broadcasting System SouthWest, Inc.	Delaware
Spanish Broadcasting System-San Francisco, Inc.	Delaware
WCMA Licensing, Inc.	Delaware
WCMQ Licensing, Inc.	Delaware
WDEK Licensing, Inc.	Delaware
WKIE Licensing, Inc.	Delaware
WKIF Licensing, Inc.	Delaware
WLEY Licensing, Inc.	Delaware
WMEG Licensing, Inc.	Delaware
WPAT Licensing, Inc.	Delaware
WRMA Licensing, Inc.	Delaware
WSBS Licensing Inc. (f/k/a WDLP Licensing, Inc.)	Delaware
WSKQ Licensing, Inc.	Delaware
WXDJ Licensing, Inc.	Delaware
WZET Licensing, Inc.	Delaware